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                                                                   EXHIBIT 99(a)


                           COMMUNITY BANCSHARES, INC.

                            68149 Highway 231 South
                                 P.O. Box 1000
                          Blountsville, Alabama 35031


                                  July 2, 2003

To the Stockholders of
Community Bancshares, Inc.:

         You should have received a Proxy Statement, 2002 Annual Report to Stockholders, Annual Report on Form 10-K and Proxy Card in connection with the Annual Meeting of stockholders of Community Bancshares, Inc. to be held on July 24, 2003. As set forth in the Notice of the Annual Meeting accompanying the Proxy Statement, the proposals to be considered at the meeting are (1) the election of Roy B. Jackson, Stacey Mann and Jimmie Trotter as Class I directors and (2) the removal of Kennon R. Patterson, Sr. as a Class III director. The Board of Directors recommends that you vote FOR both proposals. If you have not already done so, I encourage you to exercise your right as a stockholder by returning a completed, signed and dated Proxy Card. If you need another Proxy Card, you may obtain one by calling Deborah Myrick at (205) 429-1001.

         I have enclosed a copy of a press release issued today on management changes at the Company. Please be assured that the entire management team is working hard to improve the value of your investment in the Company.

         Thank you for your support. I look forward to meeting you at the Annual Meeting on July 24.


                                 Sincerely yours,




                                 Patrick M. Frawley
                                 Chairman, Chief Executive Officer and President